UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2017

THE WENDY’S COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-2207	38-0471180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio	43017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 764-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On May 10, 2017, The Wendy’s Company (the “Company”) issued a press release reporting its financial results for the first quarter of fiscal 2017 and other information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including the exhibit furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section. Furthermore, the information in this Item 2.02, including the exhibit furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously announced in February 2017, the Company expects to reduce general and administrative (“G&A”) expense to approximately 1.5 percent of global systemwide sales by 2020. On May 10, 2017, the Company announced that approximately three-quarters of the total G&A expense reduction of approximately $35 million is expected to be realized by the end of 2018, with the remainder of the savings being realized in 2019. The Company expects to incur total costs aggregating approximately $28 million to $33 million, of which $23 million to $27 million will be cash expenditures, related to such savings. The cash expenditures are expected to begin in the second half of 2017 and continue into 2019, with approximately half of the total cash expenditures occurring in 2018. The total costs expected to be incurred are comprised of (i) severance and related employee costs of approximately $17 million to $19 million, (ii) share-based compensation costs of approximately $5 million to $6 million, (iii) recruitment and relocation costs of approximately $4 million to $5 million and (iv) third-party and other costs of approximately $2 million to $3 million. The Company expects the costs to be recognized beginning in the second quarter of 2017 and continue into 2019, with approximately two-thirds to be recognized during 2017.

The cost estimates set forth in this Item 2.05, including the exhibit furnished pursuant to Item 9.01, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual costs may differ materially from estimated costs expressed or implied by such forward-looking statements. At this time, the Company is unable in good faith to predict (i) the ultimate costs associated with the G&A expense reduction plan described above and (ii) the future impact on the Company’s earnings. Such risks are in addition to the other risks cited in the Company’s press releases, public statements and filings with the U.S. Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017 and Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2017.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 10, 2017, the Company announced that the role of Senior Vice President – Chief Accounting and Tax Officer, currently held by Scott A. Kriss, will be eliminated as part of the G&A expense reduction plan described in Item 2.05 above. Leigh Burnside, currently the Company’s Vice President – Finance and Planning, will assume leadership of the accounting function for the Company on August 14, 2017 as Chief Accounting Officer. Mr. Kriss will remain with the Company through March 2018 to support the transition.

Ms. Burnside has served in her current position since September 2013. In this position, she leads the Company’s budgeting and forecasting processes, as well as the business and financial analytics team, which supports all functions of the Company. Ms. Burnside has been with the Company since September 2004 and previously held director-level positions in Financial Reporting, Corporate Accounting and Financial Planning and Analysis. She previously served as Vice President of Strategic Financial Analysis from July 2011 until she was appointed to her current position.

Prior to joining the Company, Ms. Burnside held manager positions in SEC Reporting at L Brands, Inc. and Borden, Inc. and spent seven years in public accounting with Arthur Andersen LLP and Coopers & Lybrand. She is a certified public accountant and is 47 years of age.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on May 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: May 10, 2017	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and Securities Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on May 10, 2017.